Fourth Quarter 2023 Earnings Presentation JANUARY 25, 2024 Exhibit 99.2

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target,“ “outlook,” “project,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 Fourth Quarter & Full Year 2023 Results1 1 All figures shown on an end of period basis. 4Q 2023 results compared to 3Q 2023 unless otherwise noted. FY 2023 results compared to FY 2022 unless otherwise noted. 2 This adjusted figure excludes one time items incurred as a result of the balance sheet repositioning and FDIC special assessment that impacted 4Q 2023 financial results. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. ▪ GAAP diluted EPS of $(0.62) ▪ Adjusted diluted EPS of $0.532 ▪ Total deposit growth of $1.3 billion (+4%) ▪ Core customer deposit growth of $310 million3 (+1%) (+3% growth in 2H 2023) ▪ Total loan reduction of $977 million (-3%) ▪ Adjusted total loan reduction of $8 million2 (0%) ▪ Net interest income of $253 million ▪ Net interest margin of 2.69% (-2 bps) ▪ TCE ratio of 7.11%3 (+23 bps) ▪ CET1 ratio of 9.39% (-16 bps) ▪ NCOs/avg. loans (annualized) of 0.21% (-4 bps) ▪ Tangible book value/share of $18.77 4Q 2023 Results 4.5% Total Deposit Growth in 2H23 3.1% Core Customer Deposit Growth in 2H233 1.4% Total Loan Growth 4.8% Adjusted Loan Growth (11.0%) Total Revenue Growth 5.2% Adjusted Revenue Growth2 8.9% Total Noninterest Expense Growth 4.8% Adjusted Noninterest Expense Growth2 FY 2023 Highlights 2

3 4Q 2023 EPS Adjustments 1 Loss on mortgage portfolio sale, net takes into account the provision for loan losses that was reversed as a result of the sale of the mortgages. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 4Q GAAP EPS was impacted by one time items from our balance sheet repositioning & FDIC’s special assessment 4Q 2023 GAAP EPS Balance Sheet Repositioning: Net Pre-Tax Loss on Sale of Investments Balance Sheet Repositioning: Loss on Mortgage Portfolio Sale, Net (Pre-Tax)1 FDIC Special Assessment 4Q 2023 Adjusted EPS2 Combined Tax Benefit from One Time Items An FDIC special assessment added $31M to our noninterest expense Our balance sheet repositioning generated a $133M net pre-tax loss1 on a mortgage loan portfolio sale and a $65M net pre-tax loss on a sale of investments $0.53

4 Advancing our Growth Strategy Announced in 4Q, the next phase of our strategic plan builds on our foundation & positions us for future success Diligent Expense Control Balance Sheet Repositioning Reinvesting for Organic Growth 1 3 Repositioned our balance sheet in 4Q 2023 to accelerate the financial impact of our organic strategy ▪ Sold $780 million in securities and $969 million in mortgage loans ▪ Paid down FHLB advances, reinvested in securities at higher rates Identified and executed $25 million to $30 million in expense reductions for 2024 ▪ 3% reduction in workforce ▪ 14 total branch closures Reinvesting expense savings in people, products, process & technology to build on our organic growth momentum ▪ Acquiring customers ▪ Deepening relationships ▪ Decreasing reliance on low- yield, low-relationship assets ▪ Maintaining foundational expense and credit discipline 2

5 Key Leadership Hires in 2023-2024 Our strategic plan has resonated in our Midwestern footprint, helping us attract top talent in key areas Neil Riegelman SVP, Commercial Banking Segment Leader Most recently Managing Director & Team Lead for commercial banking in Wisconsin for BMO Harris Bank Over 20 years of experience, largely in Milwaukee Phillip Trier EVP, Commercial Banking Group Leader Most recently led commercial banking across 11 states in the Midwest region for U.S. Bank, including the Twin Cities, Milwaukee & Chicago markets Steven Zandpour EVP, Director of Retail Banking Most recently led BMO U.S. footprint as the Head of Specialty Sales out of the Chicago office 14 years in leadership at Fifth Third Bank in Illinois Terry Williams EVP, Chief Information Officer Most recently served as CIO and CTO for Belcan, LLC in Cincinnati Over 30 years of strategic IT & global operations experience Steven Moss SVP, Chief Data Officer Most recently VP of Enterprise Applications for a Cincinnati firm Over 25 years of experience in enterprise applications, data warehouse & business intelligence Jayne Hladio EVP, President of Private Wealth Most recently served as President of Midland Wealth Mgmt. and Midland Trust Co. Led as National Wealth Management Executive across 26 states for U.S. Bank January 2023 August 2023 October 2023 October 2023 December 2023 January 2024

6 Progress on Organic Initiatives Our Phase 2 initiatives remain on track, positioning us to grow our customer base & enhance our profitability People Products Process & Technology ▪ Plan to add 26+ commercial & business RMs across all markets by 2025, with 10 already hired ▪ Plan to train 15-20 designated mass affluent bankers by early 2Q 2024 ▪ Plan to launch 12 new marketing initiatives to drive improved customer acquisition & relationship deepening in 2024, with 3 already launched ▪ Plan to launch 15 new consumer & business product and digital initiatives to drive deposit acquisition & retention in 2024, with 4 already launched ▪ Launched Early Pay in January 2024 ▪ Launched Activation Zone in 4Q, providing easier switching for new checking accounts ▪ Upgraded commercial digital platform in 4Q, providing better client experience and reduced operating costs ▪ Completed deployment of new deposit account opening platform across all branches Updates through 1/24/2024 Expected Outcomes by Year-End 2025 $2.5B Cumulative Incremental Deposit Balances1 $750M Cumulative Incremental Commercial Loan Growth1 3% Annual Household Growth Run Rate 1 Incremental balance growth expected above our standard run rate, which is impacted by market conditions.

7 Average Quarterly Deposits Quarterly Deposit & Funding Trends We grew deposits in 4Q 2023 & flexed into brokered CDs to further pay down FHLB ($ in billions) EoP Funding Change (9/30/2023 to 12/31/2023) ($ in millions) $0.9 $1.1 $1.5 $1.6 $1.6 $0.2 $0.8 $3.0 $3.4 $3.5 $1.3 $1.6 $2.0 $2.5 $2.8 $7.4 $7.5 $6.7 $6.3 $6.1 $4.7 $4.7 $4.7 $4.8 $4.9 $6.8 $6.8 $6.7 $7.0 $7.2 $8.1 $7.3 $6.7 $6.3 $6.2 $29.3 $29.9 $31.3 $32.0 $32.2 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Customer CDs Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs 1 This is a non-GAAP financial measure. See appendix for a reconciliation of end of period core customer deposits to total deposits. $(303) $(82) $(1) $153 $543 Interest-Bearing Demand Noninterest-Bearing Demand Customer CDs $(113) $(83) $1,096 Network Transaction Deposits Brokered CDs Money Market Savings Other Wholesale Funding FHLB Advances Core Customer Deposits1 +$310mm (+1%) Wholesale Funding Sources $(893mm) (-9%) Total Deposits +$1,323mm (+4%) $(1,793)

8 $1.9 $1.4 $0.9 $0.8 $1.5 $3.1 $2.3 $1.5 $1.3 $4.9 $7.0 $6.5 $6.9 $7.2 $6.7 $2.4 $3.3 $4.1 $4.7 $4.8 $5.1 $5.6 $6.1 $6.6 $6.9 $5.2 $6.9 $8.1 $8.2 $6.6 $24.7 $26.0 $27.7 $28.8 $31.3 2019 2020 2021 2022 2023 Annual Deposit Trends Total Time Deposits Savings Money Market Network Transaction Deposits Deposits rebounded strongly in 2H 2023, with total deposits up 4% & core customer deposits1 up 3% Noninterest-Bearing Demand Interest-Bearing Demand ($ in billions) Average Annual Deposits 2023 Core Customer Deposit1 Growth Trends ($ in millions) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of end of period core customer deposits to total deposits. Total Deposits Core Customer Deposits1 1Q23 +$696 $(242) 2Q23 +$1,683 $(1,277) 3Q23 +$109 +$527 4Q23 +$1,323 +$310 +3.1%

Relationship-Focused Deposit Growth

Our efforts to attract & deepen relationships have driven both consumer & commercial deposit growth

- Expanded Commercial Capabilities
- Modernized Digital Banking Experience
- Upgraded Product & Service Offerings
- Launched Mass Affluent Strategy
- **Introduced “Champion of You” Brand Strategy**

2H 2023 EoP Deposit Growth Trends

($ in millions)


Growth in Consumer
Growth in Commercial/Business
+$109
+$527
+$1,323
+$310
+$1,432
+$837
+3.1%
3Q 2023
4Q 2023
2H 2023 Combined
Total Deposits
Core Customer Deposits¹

[1] This is a non-GAAP financial measure. See appendix for a reconciliation of end of period core customer deposits to total deposits.

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10 Quarterly average loans grew by $68 million in 4Q; $969 million mortgage loan sale settled on 12/21/2023 Quarterly Loan Trends Commercial & Business Lending Commercial Real Estate Consumer Lending $2.2 $2.4 $2.5 $2.8 $3.0 $8.4 $8.6 $8.7 $8.8 $8.7 $7.1 $7.3 $7.3 $7.3 $7.4 $10.5 $10.6 $10.9 $11.0 $10.8 $28.2 $28.8 $29.4 $29.9 $30.0 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer Average Quarterly Loans ($ in millions) $(918) $(272) $(160) $(95) $(57) $(26) $- $6 $141 $153 $249 Residential Mortgage CRE Construction All Other Specialized Credit Cards Auto Finance Power & Utilities EoP Loan Change (9/30/2023 to 12/31/2023) Mortgage Warehouse General Commercial CRE Investor Home Equity & Other Cons. REIT

11 $(647) $(144) $(72) $(22) $(20) $(12) $9 $44 $116 $290 $874 $1.2 $1.1 $0.9 $1.7 $2.7 $8.3 $8.2 $7.8 $8.1 $8.7 $5.2 $5.8 $6.2 $6.6 $7.3 $8.4 $9.4 $9.1 $9.9 $10.8 $23.1 $24.5 $24.1 $26.2 $29.5 2019 2020 2021 2022 2023 Annual Loan Trends Ongoing execution against our lending initiatives drove $3.3 billion average annual loan growth in 2023 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) EoP Loan Change (12/31/2022 to 12/31/2023)Average Annual Loans Commercial & Business Lending Commercial Real Estate Consumer Lending Residential Mortgage CRE Construction All Other Specialized CRE Investor Auto Finance Power & Utilities REIT General Commercial Home Equity & Other Cons. Credit Cards Mortgage Warehouse

12 Average Yields (%) Average Yield Trends 5.93 6.66 7.04 7.29 7.42 5.55 6.39 6.77 7.04 7.11 4.12 4.48 4.78 5.07 5.42 3.22 3.30 3.31 3.39 3.50 2.57 2.88 3.05 3.16 3.43 1.13 1.97 2.64 2.98 3.18 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 We continue to benefit from rising asset yields, while funding cost pressures have continued to stabilize Residential Mortgage Loans Com’l & Business Lending Loans Commercial Real Estate Loans Total Interest-Bearing DepositsAuto Finance Loans Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 4.46 4.94 5.18 5.36 5.51 1.58 2.48 3.06 3.36 3.55 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Investments and Other

13 Net Interest Income & Net Interest Margin Trends We saw further stabilization in both NII & NIM during the fourth quarter Net Interest Income & Net Interest Margin $289 $274 $258 $254 $253 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 2.71% 2.80% 3.07% 3.31% 2.69% Quarterly Net Interest Income Quarterly Net Interest Margin ($ in millions) 2.69% 2.69% 0.11% 2.79% 4Q 2023 Actual 4Q 2023 Pro Forma 4Q 2023 Pro Forma Net Interest Margin1 1 Pro forma net interest margin reflects the impact of the balance sheet repositioning announced in November 2023 as if the transaction was completed on October 1, 2023. + Our balance sheet repositioning would have added ~11 bps to our 4Q NIM if the transaction was completed on 10/1/2023. We expect the full impact of the repositioning to take full effect beginning in 1Q 2024.

14 Cash & Investment Securities Portfolio We continue to target investments to total assets of 18% to 20% in 2024 18% 19% 19% 18% 19% 2% 2% 2% 2% 2% 19% 21% 20% 20% 21% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Securities EoP Securities + Cash / Total Assets Cash $2.7 $3.4 $3.5 $3.5 $3.6 $4.0 $4.0 $3.9 $3.9 $3.9 $0.3 $0.4 $0.3 $0.3 $0.3$7.0 $7.7 $7.7 $7.7 $7.7 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Held to MaturityAvailable for Sale ($ in billions) EoP Securities Book Composition Other Securities CET1 Including AOCI1 (%) CET1 Ratio Incl. AOCICET1 Ratio 9.35 9.45 9.48 9.55 9.39 8.51 8.74 8.60 8.53 8.87 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. $0.7B securities reinvestment completed during 4Q 2023

15 $49 $48 $49 $50 $47 $2 $4 $8 $7 $2 $6 $5 $5 $5 $9 $5 $5 $4 $5 $12 $62 $62 $66 $67 $(131) $70 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Adjusted Noninterest Income Trends ($ in millions) Our 4Q GAAP noninterest income was impacted by one time items tied to our balance sheet repositioning 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Other noninterest income is primarily comprised of bank and corporate owned life insurance, asset gains (losses), net and investment securities gains (losses), net. Quarterly Noninterest Income Trends Fee-Based Revenue1 Capital Markets, net Mortgage Banking, net Other2 4Q 2023 GAAP noninterest income impacted by balance sheet repositioning with a $136M loss on a mortgage portfolio sale and a $65M net loss on a sale of investments (both pre-tax) 1 4Q 2023 GAAP

16 $118 $116 $114 $117 $121 $25 $24 $24 $26 $28 $53 $47 $52 $53 $60 $31 $197 $187 $191 $196 $239 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Adjusted Efficiency Ratio2 (%) Noninterest Expense Trends Noninterest Expense Trends 1 Other expenses are primarily comprised of occupancy, business development & advertising, equipment, legal & professional, and FDIC assessment costs. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. ($ in millions) Our 4Q noninterest expense was impacted by the FDIC special assessment & an acceleration of planned hiring Adjusted Efficiency Ratio Federal Reserve Efficiency Ratio 55.5 56.1 58.5 60.1 54.1 54.6 57.0 58.5 64.1 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Personnel Expense Other1 Technology Expense FDIC Special Assessment 132.0 4Q noninterest expense impacted by $31 million FDIC special assessment announced during the quarter

17 4Q 2023 Capital Ratios (%) 7.11 9.39 9.99 12.21 TCE Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Our capital ratios remained well within our target ranges following the balance sheet repositioning in 4Q 2023 Capital Profile 1 2024 Capital Target Ranges (%) $17.73 $18.42 $18.41 $18.46 $18.77 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Tangible Book Value / Share 7.11 4Q 2023 TCE Ratio 2024 Target Range 9.39 4Q 2023 CET1 Ratio 2024 Target Range 7.75 10.00 6.75 9.00 1

18 ACLL / Total Loans (%)4Q 2023 ACLL1 Update ▪ ACLL increased $5 million from the prior quarter to $386 million, driven primarily by nominal credit movement coupled with general macroeconomic trends ▪ CECL forward-looking assumptions based on Moody’s November 2023 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) Our ACLL percentage grew by 6 basis points vs. the prior quarter to 1.32% Allowance for Credit Losses on Loans (ACLL) Update 1.22 1.25 1.26 1.26 1.32 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 141,652$ 1.32% 146,502$ 1.31% 152,341$ 1.41% CRE - Investor 55,108 1.08% 68,214 1.31% 68,338 1.33% CRE - Construction 66,171 3.07% 71,317 3.35% 70,578 3.11% Residential Mortgage 38,298 0.45% 40,437 0.46% 37,808 0.48% Other Consumer 50,267 2.18% 54,101 1.86% 56,805 1.80% Total 351,496$ 1.22% 380,571$ 1.26% 385,870$ 1.32% 9/30/2023 12/31/202312/31/2022

19 Net Charge Offs and ProvisionDelinquent Loans / EoP Total Loans Nonaccrual LoansTotal Nonperforming Assets Credit Quality Trends $68 $68 $73 $79 $86 $29 $25 $22 $11 $0 $14 $24 $36 $79 $63 $111 $118 $131 $169 $149 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 0.12% 0.10% 0.13% 0.16% 0.21% 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Solid credit performance with continued signs of normalization ($ in millions) ($ in millions) Accruing Loans 30-89 Days Past Due CREConsumer $111 $118 $131 $169 $149 $15 $15 $8 $9 $11 $127 $133 $140 $178 $160 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 ($ in millions) $1 $3 $11 $18 $16 $20 $18 $22 $22 $21 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Total Net Charge Offs Provision for Credit Losses on Loans Commercial & Business LendingNonaccrual Loans OREO + Repossessed Assets

High-Quality Commercial Real Estate Portfolio[1]

ASB has built a diversified CRE portfolio by partnering with well-known developers in stable Midwest markets



CRE by Geography
Illinois 15%
Minnesota 9%
Other Midwest[2] 22%
Texas 8%
Other 26%
Wisconsin 21%
Total Loans by Segment
Commercial & Business Lending 37%
CRE 25%
Consumer 38%
CRE by Property Type
Multi-Family 37%
Retail 9%
Office 14%
Industrial 25%
1-4 Family Construction 4%
Warehouse 3%
Hotel / Motel 3%
Other 6%

CRE Credit Quality

	4Q 22	1Q 23	2Q 23	3Q 23	4Q 23
Portfolio LTV	60%	60%	60%	59%	58%
Delinquencies/Loans	0.02%	0.00%	0.00%	0.14%	0.25%
NALs/Loans	0.41%	0.35%	0.30%	0.15%	0.00%
ACLL/Loans	1.68%	1.75%	1.88%	1.90%	1.88%
NCOs/Avg. Loans[3]	0.00%	0.00%	(0.12%)	(0.02%)	(0.01%)

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.17%
Top 10 Largest CRE Borrowers	1.39%
Largest CRE Property Type (Multi-Fam)	9.28%
CRE Office Loans	3.57%

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[4]	1.18x
2024 Remaining Maturities	$314 million
Urban vs. Suburban	~82% Suburban
Property Class Mix	~59% Class A

[1] All updates as of or for the period ended December 31, 2023 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Calculated on an annualized basis. Negative values indicate a net recovery.
[4] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.

20

21 1 Adjusted 2023 figures have been provided for noninterest income and noninterest expense to exclude the impact of one time items incurred as a result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2023 and the FDIC special assessment finalized during the fourth quarter of 2023. These figures are non- GAAP financial measures. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Projections are on an end of period basis as of and for the year ended 12/31/2024 as compared to adjusted 2023 results as of 12/31/2023 unless otherwise noted. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. FY 2024 Outlook GAAP FY 2023 Result Adjusted FY 2023 Result1 FY 2024 Guidance2 EoP Total Loans $29.2B (+1.4% vs. 2022) $29.2B (+1.4% vs. 2022) 4% to 6% Growth EoP Total Deposits $33.4B (+12.9% vs. 2022) Core Customer Deposits3 $27.4B (-2.4% vs. 2022) 3% to 5% Growth (Core Customer Deposits) Net Interest Income $1.040B (+8.6% vs. 2022) $1.040B (+8.6% vs. 2022) 2% to 4% Growth Noninterest Income $63M (-77.6% vs. 2022) $264M (-6.4% vs. 2022) 0% to 2% Decrease Noninterest Expense $814M (+8.9% vs. 2022) $783M (+4.8% vs. 2022) 2% to 3% Growth Effective Tax Rate 11.2% N/A 19% to 21%

Appendix

23 Balance Sheet Repositioning Summary Estimated 11/9/2023 Actual Total Assets Sold $1.8B $1.68B Total Loans Sold $1.0B in ARMs $969M in ARMs Wtd. Avg. Yield 3.72% Wtd. Avg. Yield 3.81% Total Securities Sold (Book Value) $0.8B in AFS Securities $780M in AFS Securities Wtd. Avg. Yield 2.60% Wtd. Avg. Yield 2.60% 4Q 2023 One-Time Loss1 $157M $150M Use of Proceeds Repay $0.9B of FHLB Advances Repaid $849M of FHLB Advances Wtd. Avg. Yield ~5.50% Wtd. Avg. Yield 5.44% Reinvest into $0.7B of securities & cash Reinvested into $741M of securities & cash Wtd. Avg. Yield 6.02% Wtd. Avg. Yield 6.04% We are providing finalized transaction figures following the settlement of our 4Q 2023 sale of loans & securities 1 Net of tax and the provision for loan losses that was reversed as a result of the sale of mortgages.

24 Stable, Granular Deposit Portfolio Uninsured, uncollateralized deposits were only 23% of total deposits as of 12/31/2023 1 Liquidity coverage based on current levels of readily available (within one business day) funding. See slide 25 for additional details. 30% 26% 22% 23% 23% 70% 74% 78% 77% 77% $29.7 $30.4 $32.1 $32.1 $33.5 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 EoP Total Deposit Trends (Associated Bank, N.A.) ($ in billions) Total of Insured and Collateralized Deposits Total of Uninsured and Uncollateralized Deposits 23% Percentage of total deposits that were uninsured and uncollateralized as of 12/31/2023 110% Readily available liquidity coverage1 for uninsured and uncollateralized deposits as of 12/31/2023 146% Total liquidity coverage for uninsured and uncollateralized deposits as of 12/31/2023

25 Liquidity Sources As of 12/31/2023, ASB’s total liquidity sources covered 146% of uninsured, uncollateralized deposits Liquidity Sources 9/30/2023 12/31/2023 Federal Reserve Balance $314.3 $421.8 Available FHLB Chicago Capacity $5,377.6 $5,985.4 Available Fed Discount Window Capacity $1,335.9 $1,433.7 Available Bank Term Funding Program Capacity $618.8 $522.5 Funding Available Within One Business Day1 $7,646.7 $8,363.4 Available Fed Funds Lines $2,518.0 $1,550.0 Available Brokered Deposit Capacity2 $1,240.5 $138.5 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Liquidity $12,405.2 $11,051.9 ($ in millions) 110% of uninsured, uncollateralized deposits 146% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Availability based on internal policy limitations.

26 $2.3 $2.4 $2.7 $2.9 $3.2 $8.5 $8.6 $8.7 $8.8 $7.9 $7.2 $7.2 $7.3 $7.3 $7.4 $10.8 $10.9 $11.1 $11.2 $10.8 $28.8 $29.2 $29.8 $30.2 $29.2 4Q 2022 1Q 2023 2Q 2023 3Q 2023 4Q 2023 Additional Loan Trends ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) Commercial & Business Lending Commercial Real Estate Consumer Lending Average Loan Change (3Q 2023 to 4Q 2023)EoP Quarterly Loan Trends $(161) $(116) $(49) $(44) $(11) $3 $3 $7 $48 $134 $254 General Commercial Home Equity & Other Cons. Power & Utilities Auto Finance All Other Specialized CRE Construction Residential Mortgage CRE Investor Credit Cards Mortgage Warehouse REIT

27 Total Loans Outstanding Balances as of December 31, 2023 ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 12/31/2023 1 % of Total Loans 12/31/2023 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 2,450$ 8.4% Multi-Family 2,711$ 9.3% Manufacturing & Wholesale Trade 2,145 7.3% Industrial 1,834 6.3% Real Estate (includes REITs) 1,831 6.3% Office 1,042 3.6% Mortgage Warehouse 581 2.0% Retail 654 2.2% Finance & Insurance 580 2.0% Single Family Construction 291 1.0% Retail Trade 443 1.5% Warehouse 234 0.8% Health Care and Social Assistance 410 1.4% Hotel/Motel 193 0.7% Construction 396 1.4% Medical 166 0.6% Rental and Leasing Services 381 1.3% Land 118 0.4% Transportation and Warehousing 352 1.2% Self Storage 29 0.1% Professional, Scientific, and Tech. Serv. 335 1.1% Other 124 0.4% Waste Management 223 0.8% Total CRE 7,396$ 25.3% Arts, Entertainment, and Recreation 106 0.4% Accommodation and Food Services 96 0.3% Consumer Management of Companies & Enterprises 80 0.3% Residential Mortgage 7,865$ 26.9% Financial Investments & Related Activities 79 0.3% Auto Finance 2,256 7.7% Information 77 0.3% Home Equity 629 2.2% Public Administration 17 0.1% Credit Cards 141 0.5% Educational Services 15 0.1% Student Loans 63 0.2% Mining 7 0.0% Other Consumer 74 0.3% Agriculture, Forestry, Fishing and Hunting 0 0.0% Total Consumer 11,027$ 37.7% Other 190 0.7% Total C&BL 10,793$ 36.9% Total Loans 29,216$ 100.0%

28 Multi-Family 37% Retail 9% Office 14% Industrial 25% 1-4 Family Construction 4% Warehouse 3% Hotel / Motel 3% Other 6% Wisconsin 28% Illinois 21% Minnesota 9% Other Midwest 13% Texas 5% Other 24% Manufacturing & Wholesale Trade 20% Real Estate 17% Power & Utilities 23% Mortgage Warehouse 5% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 31% Natural Gas 32% Solar 21% Transmission, Control and Distribution 3% Geothermal 2% Other 10% Wisconsin 23% Illinois 15% Minnesota 7% Texas 6% Other Midwest 10% Other 40% Wisconsin 21% Illinois 15% Minnesota 9% Other Midwest2 22% Texas 8% Other 26% 2 2 Loan Stratification Outstanding Balances as of December 31, 2023 C&BL by Geography $10.8 billion Power & Utilities Lending $2.4 billion C&BL by Industry $10.8 billion Total Loans1 CRE by Geography $7.4 billion CRE by Property Type $7.4 billion

29 Reconciliation & Definitions of Non-GAAP Items 1 Loss on mortgage portfolio sale, net takes into account the provision for loan losses that was reversed as a result of the sale of the mortgages. 2 The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in fourth quarter of 2023. Adjusted Revenue Reconciliation ($ in millions) YTD Dec 2022 YTD Dec 2023 Net interest income $957 $1,040 GAAP noninterest income 282 63 Loss on mortgage portfolio sale2 136 Net loss on sale of investments2 65 Noninterest income, excluding one time items 282 264 Adjusted total revenue, excluding one time items $1,240 $1,304 One Time Item Reconciliation ($ in millions, except per share data) YTD Dec 2023 YTD Dec 2023 per share data (diluted) 4Q 2023 4Q 2023 per share data (diluted) GAAP net income (loss) $183 $1.13 $(91) $(0.62) Loss on mortgage portfolio sale, net1,2 133 0.87 133 0.87 Net loss on sale of investments2 65 0.43 65 0.43 FDIC special assessment 31 0.20 31 0.20 Tax effect (55) (0.36) (55) (0.36) Net income, excluding one time items, net of tax $357 $2.27 $83 $0.53 Less preferred stock dividends (12) (3) Net income available to common equity, excluding one time items, net of tax $345 $80 One Time Item Noninterest Income Reconciliation ($ in millions, except per share data) YTD Dec 2023 4Q 2023 GAAP noninterest income $63 $(131) Loss on mortgage portfolio sale2 136 136 Net loss on sale of investments2 65 65 Noninterest income, excluding one time items $264 $70

Reconciliation & Definitions of Non-GAAP Items

One Time Item Noninterest Expense Reconciliation ($ in millions, except per share data)	YTD Dec 2023	4Q 2023
GAAP noninterest expense	$814	$239
FDIC special assessment	(31)	(31)
Noninterest expense, excluding one time items	$783	$209

End of Period Adjusted Loans Reconciliation ($ in millions)	4Q 2022	3Q 2023	4Q 2023
Total loans	$28,800	$30,193	$29,216
Sale of residential mortgage loans			969
Adjusted total loans	$28,800	$30,193	$30,185

End of Period Core Customer Deposits Reconciliation ($ in millions)	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Total deposits	$29,636	$30,332	$32,014	$32,123	$33,446
Brokered CDs	(542)	(1,186)	(3,818)	(3,351)	(4,447)
Network transaction deposits	(979)	(1,273)	(1,601)	(1,649)	(1,566)
Core customer deposits	$28,115	$27,873	$26,595	$27,123	$27,432

Tangible Common Equity and Tangible Assets Reconciliation[1] ($ in millions)	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Common equity	$3,821	$3,932	$3,929	$3,934	$3,980
Goodwill and other intangible assets, net	(1,154)	(1,152)	(1,150)	(1,148)	(1,145)
Tangible common equity	$2,667	$2,779	$2,779	$2,786	$2,834
Total assets	$39,406	$40,703	$41,219	$41,637	$41,016
Goodwill and other intangible assets, net	(1,154)	(1,152)	(1,150)	(1,148)	(1,145)
Tangible assets	$38,251	$39,550	$40,070	$40,490	$39,870

[1] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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Reconciliation & Definitions of Non-GAAP Items

Common Equity Tier 1 Capital Ratio Reconciliation	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Common equity Tier 1 capital ratio	9.35%	9.45%	9.48%	9.55%	9.39%
Accumulated other comprehensive loss adjustment	(0.84)%	(0.72)%	(0.88)%	(1.01)%	(0.52)%
Common equity Tier 1 capital ratio including accumulated other comprehensive loss	8.51%	8.74%	8.60%	8.53%	8.87%

Selected Trend Information[1] ($ in millions)	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Wealth management fees	$20	$20	$20	$21	$21
Service charges and deposit account fees	14	13	12	13	11
Card-based fees	11	11	11	12	12
Other fee-based revenue	3	4	4	5	4
Fee-based revenue	49	48	49	50	47
Other[2]	13	14	17	17	(178)
Total noninterest income	$62	$62	$66	$67	$(131)

Efficiency Ratio Reconciliation[3]	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Federal Reserve efficiency ratio	55.47%	56.07%	58.49%	60.06%	132.01%
Fully tax-equivalent adjustment	(0.77)%	(0.79)%	(0.85)%	(0.89)%	(3.29)%
Other intangible amortization	(0.62)%	(0.66)%	(0.68)%	(0.69)%	(1.21)%
Fully tax-equivalent efficiency ratio	54.08%	54.64%	56.96%	58.50%	127.54%
FDIC special assessment					(9.50)%
Announced initiatives					(53.92)%
Adjusted efficiency ratio	54.08%	54.64%	56.96%	58.50%	64.12%

[1] These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations.

[2] Other noninterest income is primarily comprised of capital markets, net, mortgage banking, net, bank and corporate owned life insurance, asset gains (losses), net and investment securities gains (losses), net. 4Q 2023 other noninterest income includes the loss on mortgage portfolio sale and net loss on sale of investments that are classified as one time items and are the result of a balance sheet repositioning that the Corporation announced in fourth quarter of 2023.

[3] The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for one time costs like the FDIC special assessment and announced initiatives.

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